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                                  EXHIBIT 21

                 SUBSIDIARIES OF PRIDE PETROLEUM SERVICES, INC.

                                                STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                      INCORPORATION OR ORGANIZATION
----------                                      ------------------------------

Pride Petroleum Services                                 Texas
  of California, Inc.

Pride Petroleum Services                                 Texas
  of Louisiana, Inc.

Sierra Production Services, Inc.                         California

Petroleum Supply Company                                 Texas

Larcom Insurance, Ltd.                                   Bermuda

Pride International, Inc.                                Texas

Pride International, Ltd.                                British Virgin Islands

Pride [Limassol] Limited                                 Cyprus

Pride [Cyprus] Limited                                   Cyprus

Pride International JSC                                  Russia

Pride Petrotech S.A.M.P.I.C.                             Argentina

Pride International, C.A.                                Venezuela

Pride South America Ltd.                                 British Virgin Islands

Pride de Venezuela                                       Venezuela

Pride Vulcan (Joint Venture)                             British Virgin Islands

Ranger Well Service                                      Texas

Pride Offshore, Inc.                                     Delaware

Xpert Enterprises, Inc.                                  New Mexico

Xpert Well Service, Inc.                                 New Mexico

B&M Service Co., Inc.                                    New Mexico

Marlin Colombia Drilling Co., Inc.                       Cayman Islands

Pride Peru, S.A.                                         Peru
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